UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2009

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 26, 2009, Exelon Corporation (“Exelon”) announced that it has extended the expiration date of its previously announced exchange offer for all of the outstanding shares of common stock, par value $0.01 per share (the “NRG common stock”), of NRG Energy, Inc., a Delaware corporation (“NRG”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated November 12, 2008, as amended, and in the related Letter of Transmittal. The exchange offer, which was scheduled to expire at 5:00 p.m., New York City time, on February 25, 2009, has been extended until 5:00 p.m., New York City time, on June 26, 2009, unless further extended.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by Exelon on February 26, 2009 announcing the extension of the exchange offer for all outstanding shares of NRG common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release announcing the extension of the exchange offer for all outstanding shares of NRG common stock, dated February 26, 2009.

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Exelon Generation Company, LLC (the “Registrants”). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

Date: February 26, 2009	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing the extension of the exchange offer for all outstanding shares of NRG common stock, dated February 26, 2009.